EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Senomyx, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2013, as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Antony Rogers, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge, that:

(1)  the Report to which this certification is attached as Exhibit 32.2 fully complies with the requirements of Section 13(a) and Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(2)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of the period covered by the Report and results of operations of the Company for the period covered by the Report.

Date: November 12, 2013	/S/ ANTONY ROGERS
Antony Rogers
Senior Vice President and
Chief Financial Officer

This certification shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of Section 18 of the Exchange Act. Such certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.